Exhibit 10.10

To: Efficient Finance Ltd.

An Israeli registered company, No. 513302042

From 23 Yehuda Halevi , Tel Aviv (Discount Tower)

Re: Customers' Debts Purchase Plan

We, L. and S. Light and Strong Ltd., the undersigned, Identity No. (Priv.Co./Pub. Co./ID Card) 51-403074, hereby express our interest to join your plan to purchase debts of our customers as set forth as follows (hereinafter: "the Plan"):

Nature of the Plan

1.	We will sell you debts due to us from customers that we will approve, and you will pay us the full debts purchased, minus a purchase commission, on total Non Recourse terms and subject to that set forth in this Plan.
2.	We are aware that the process of your purchasing the debts involves cooperation between you and the customers, and within the framework of such cooperation, you receive information directly from the databases of the customers regarding their debts to us, and reliance is made on this information as proof of the existence and confirmation of the debts by the customers.

Purchasing Debts

3.	We hereby offer you to purchase debts, all or part, due to us from customers approved by us by was of the form attached as Appendix "A" (hereinafter: "the Customers") by way of a total and final assignment sale of the debts to you (hereinafter: "the Offer").
4.	The Offer is limited in time and is not withdrawn unless we notified you regarding exiting from the Plan in such manner as described below. The Offer shall include at all times every debt due to us from the Customers. We agree that you may accept our Offer from time to time, without additional approval from us, according to your discretion, and non-acceptance of the Offer will not impair its continued validity.
5.	Immediately upon your decision to purchase specific debts in accordance with the Offer (hereinafter: "the Debt Purchase Date") you shall send us a written notice, detailing the debts that were purchased (invoices and amounts in a specific manner).
6.	We shall direct the Customers, by way of the form attached as Appendix "B", that they shall be obligated to you directly for all of the debts about which you notified the Customers (invoices and amounts in a specific manner) that you intend to purchase (hereinafter: "the Purchased Debts").

Making the Payment

7.	Proximate to your notice, and no later than one business day from the Debt Purchase Date, you shall pay to us the full amount of the Purchased Debts, in the currency of the Debts, minus the purchase commission, as defined in Section 10 below.
8.	Immediately upon the making of the payment, you shall send us a notice detailing the Purchased Debts, the amount paid and the credited bank account number and you shall likewise send us a tax invoice for the purchase commission which you billed.
9.	The payment to us is without right of recourse on your part and constitutes for us final payment of the Purchased Debts, even though the original payment date of the Purchased Debts will come due in the future at the time of the payment to you.

The Purchase Commission

10.	We are aware that your purchase of the debts as set forth above. Which includes, on one hand, the purchase of the debts from us without right of recourse, and on the other hand, the bringing forward of the payment, bears the cost as set forth in Appendix "A" attached hereto (hereinafter: "the Purchase Commission") and includes two components as described below:

Capital Component:
This cost reflects the capital price calculated according to a rate, part of which is fixed and part of which is conditioned on the period of the credit as defined below. The period of the credit is the number of days from the date of the payment of the amount of the debt by you to us (hereinafter: the Payment Date") and until the date on which the customer undertakes to pay the amount of the debt to you (hereinafter: "the Original Payment Date"), including the first day and the last day of this period.

Operational Component:
This component is based on the fixed and variable operational costs of the management of the Plan and the making of the payments by you.
11.	The Purchase Commission may change from time to time by way of written notice from you, at least five business days prior to the effective date of the change. However, we may direct you to cease the activity as set forth in Section 14 below prior to the effective date of any change.

Miscellaneous
12.	We declare and undertake to you as follows:
12.1	We do not have and we will not have any impediment according to law and/or agreement to assign you the debts as set forth above, and there does not exist and will not exist any attachment and/or third-party right of any kind on the debt which prevents the assignment of the debt to you in accordance with this Plan.
12.2	As of the date of the our signing on this Plan, no action has been filed against us or by us and no proceedings of any kind have been brought nor any orders given regarding the liquidation of the company and/or bankruptcy, no creditors' arrangement has been proposed and to the best of our knowledge none of the said events is anticipated to occur.
12.3	We have no intention to sell, assign or grant any contradictory right to a third-party regarding any of the debts offered to you in accordance with this Plan.
12.4	As long as we have not given notice regarding exiting from the Plan, as set forth in Section 14 below, we shall not enter into any agreement which prohibits or limits our ability and/or your ability to act in accordance with the Plan.
12.5	The signing of the authorized signatories on this Plan, and on any document in connection with this Plan which we will sign in the future, binds us for all intents and purposes. We are responsible for the truthfulness and correctness of the signatures and any detail which we are required to provide in these documents.

12.6	To perform any act and to cooperate as required in order to fulfill that set forth in this Plan and not to perform any act which abuses this Plan and/or harms your rights or the ability to fulfill that set forth in this Plan.
12.7	To fulfill that set forth in this Plan in good faith and to inform you immediately about any event that may impair or impairs our ability to fulfill our undertakings or any of our declarations above.
12.8	We understand and agree that you will rely on our above declarations and undertakings when you approve our joining this Plan.
12.9	In the event that we breach any of our undertakings or declarations in this Plan, we agree that you will have the rights of offset and lien against us, in addition to any other right.
12.10	We are aware that you are entitled, according to your discretion, to assign your right for any debt by way of another assignment to a third-party.
12.11	We shall keep confidential all of the details of the Plan and its terms with you, and we will not make use of said information which is likely or may harm you except for information the disclosure of which is required according to law.

13.	You declare and undertaking to us as follows:
13.1	You are a limited liability company, organized in Israel, registered with the tax authorities and keep records according to law.
13.2	You possess all of the approvals, licenses and permits required in order to provide the service, and you possess the abilities, skills and experience required to provide the service.
13.3	You shall keep confidential all of the information which is not publicly known which you received from us or the Customers.
13.4	You will make every money transfer to us by way of the use of a designated account for the Plan, which is separate from your day-to-day activities and held in trust for us. As long as all of amounts for the payment has not been transferred as set forth in Section 7 above, they shall be deemed as ours in full and held for us as beneficiaries, and you and/or someone on your behalf will not have any right, ownership, prescription, lien, offset or counter-claim.

14.	Each one of the parties shall be entitled to give notice of its exit from the Plan at any time, and it may give notice of its return to the Plan at any time. The notice shall be given in writing and shall go into effect within one business day from the take it is delivered.

15.	We are aware that when you come to decide on the Purchased Debts you rely on the databases of the customer. Therefore, we are aware that the amount of the purchased debt and its terms are as approved by the customer.

16.	Whereas you are not a party to the underlying transaction from which the debt arises, we waive in advance any claim and/or action and/or demand of any kind against you in connection with the underlying transaction between us and the customer.

17.	The details of the company, including our address, our bank account, our fax number and e-mail address for the purpose of sending and receiving notices, are set forth in Appendix "C" attached hereto. Any notice sent by us to you or by you to us shall be sent by registered mail (with a delivery confirmation) and/or by fax and/or by e-mail. We are aware and we have taken upon ourselves the full liability for any damage and/or loss which likely will be incurred by us as a result of the risks involved in the receipt or sending a notice in the manner set forth.

18.	We shall not deem any waiver that you made to us, and you shall not deem any waiver that we made to you outside of this Plan, in any particular case as a precedent and/or proof of consent for such a waiver in another case, and no analogy shall be learned from it. No waiver, compromise, settlement, or other amendment shall be binding unless made explicitly or in writing.

Applicable Law and Judicial Jurisdiction

19.	The laws of the State of Israel shall apply to that set forth in this Plan and its interpretation. The court in Tel Aviv-Yafo shall have exclusive judicial jurisdiction regarding any matter set forth in this Plan.

In Witness Whereof, we have signed today, the 2nd of April 2015.

[stamp of L. and S. Light and Strong Ltd.

P.C. 514030741]

_________(-)______(-)_______

Signature and Stamp

By: Gal Erez Title: Chairman of the Board and by: Uri Oron Title: CEO

The signatory declares by his signature that he is authorized to sign on behalf of the company and bind according to law.

Appendix "A" – Commercial Terms Appendix

To

L. and .S. Light and Strong Ltd.

Subject to the terms of "The Customers' Debts Purchase Plan" as signed with you, following are the terms of the Purchase Commission as regards to the Israel Aerospace Industries Company Ltd.

Effective Date: March 26, 2015

Details of the components of the cost of the purchase

Currency	Capital Component(1)

ILS	Prime + 1.550%

(1) The capital component is calculated on an annual basis.

(2) Add to the above cost the operational component at the rate of 0.15% from the amount of the debt.

Notes:

1.	The terms appearing in this Appendix shall apply to debts of the above company only.
2.	The capital component is linked to the changes in the base interest as of the date of the purchase of the debts by EF. The base interest refers to payment in Shekels to the prime interest rate as published by the Bank of Israel.
3.	The operational component shall be collected once for all of the debts purchased and shall be deducted in advance from the debt.
4.	VAT shall be added to the cost components and deduction of tax at the source shall be made according to law.

Appendix "B" – Application Form for the Payment of Debts, to be Sent from the Supplier to the Company

To: Israel Aerospace Industries Company Ltd. [the Debtor]

Re: Application to Pay Debts to Efficient Finance

We, L. and S. Light and Strong Ltd., Identity No. (Priv.Co./Pub. Co./ID Card) 51-4030741, hereby notify you that we entered into an agreement with Efficient Finance Ltd., Company No. 513302042 (hereinafter: "EF") for the assignment of debts by way of sale.

1.	Within the framework of the said agreement, we offer to assign to EF the existing and future debts due/which will be due to us from you (each one – "Debt"), subject to your approval. EF, according to its discretion, will decide whether to accept our above offer, all or part of them, if at all. EF will be entitled to request of you to pay any specific Debt (according to invoices) directly to them and such a request will constitute acceptance of our offer.
2.	In accordance with the above, the Debt shall be assigned by way of a final sale in favor of EF upon the occurrence of all of the following terms (hereinafter: "the Purchased Debts"):
2.1	EF will request of you to undertake/to pay the Debt directly to them. EF's said request will likewise be deemed as a specific assignment notice from us to you regarding the relevant Debt, and we hereby give you notice that they are entitled to give such notice. To remove any doubt, all that set forth in this document shall apply to any Debt assigned to EF.
2.2	You will give your approval to the assignment of the debt in a specific manner according to the invoice and the amounts as agreed between you and EF.

This provision is irrevocable, unless we send a written notice cancelling this application to pay debts and receipt of the notice is confirmed by you. In any event, such a notice shall not apply retroactively to Debts that were already assigned. To remove any doubt, and Debt about which the above terms are not fulfilled, shall remain in ours and you shall pay us directly for them.

3.	We are confirming to you for this purpose, to pay or to undertake directly regarding any Debt of the Purchased Debts to EF or to whom EF so directs you. This confirmation shall be without right of recourse and without any condition after the signing of a payment notice or after your undertaking to pay to EF for a Debt and we shall not have after the assignment of the Debt any right or demand from you regarding the Purchased Debt.

4.	We are making you aware that in accordance with our agreement with EF, EF shall pay us immediately for the Purchased Debts. In addition to the final assignment of the Debts by way of sale, and in order to strengthen it, we will deem the Debt purchased by EF as a paid debt, where the payment of the actual Debt purchased by EF will be completed in a final manner with the payment to EF or to its assignee at the future date. It is clarified, that in any event, from the date of the assignment of the Debt, we shall not be entitled to demand the payment of the debt from you to us.

5.	To remove any doubt, it is clarified that all of your rights within the framework of the relationship between us, which are available to you in cases where the Debt was paid by you directly to us, shall likewise apply to the Purchased Debts, and neither the assignment nor the payment of the Debt to EF instead of us shall infringe on these rights, including liability for the goods or the services that you supplied, if existing, or refunding of payments, if you mistakenly pay us after the assignment.

6.	In the event that you are not requested by EF, or if you chose not to undertake to pay to EF, we request that you transfer the payment directly to us.

7.	We confirm to you to transfer to EF all of the information regarding your debt to us in order to execute the said activities. We release you from any liability and confirm that we shall have no claim and/or action of any kind against you for the transfer of the said information.

8.	We declare to you that if you provide/will provide payments and/or checks and/or notes which relate to the debts that were already paid/will be paid by you as part of this assignment of rights, we will transfer these amounts immediately to you. We do not have nor will we have any right of ownership, prescription, lien, offset or claim regarding these payments.

9.	We declare and undertake to you that we are entitled to execute the assignment of the debts as set forth above according to their terms, and this assignment does not contradict any agreement or undertaking of ours, or any law.

10.	We undertake not to execute any activity that will impair our ability to assign the Debts set forth in this document and/or any agreement which contradicts that asset forth in this document, as long as the validity of this payment request is not cancelled, as set forth in Section 2 above.

11.	We undertake to notify you regarding any impediment to the assignment of debts set forth in this document, immediately upon our being made aware of it and we take upon ourselves the liability for damage caused in the event we do not do so.

12.	Except for the above-said, there is no change in the business relations between us.

We thank you for your cooperation and your reliable handling of this matter.

In Witness Whereof, we have signed today, the 2nd of April 2015.

[stamp of L. and S. Light and Strong Ltd.

P.C. 514030741]

_________(-)______(-)_______

Signature and Stamp

By: Gal Erez Title: Chairman of the Board and by: Uri Oron Title: CEO

The signatory declares by his signature that he is authorized to sign on behalf of the company and bind according to law.

Appendix "C" – Supplier's Details

To

Efficient Finance Ltd.

23 Yehuda Halevi

Tel Aviv 65136

Re: Supplier's Details

Supplier's Data

Full Name	L. and S. Light and Strong Ltd.
ID No. (Priv.Co./Pub. Co./Non-Profit)	51-403074
Date of full incorporation	Year: 2007 Month: September Day: 19
Address (including postal code)	Ha'edom Street, Industrial Zone Kanot, PO Box 7042 Gedera
Telephone (including area code)	08-9316232
Fax (including area code)	08-9315727
Name of contact person and his position	Gil Ora, Finance
E-mail of contact person	Ora.gil@Light-and-Strong.com
Direct phone/mobile of contact person	052-3604616

Electronic Invoice

☒	We approve receipt of the invoice directly to our e-mail. The invoice is signed according to law. (mark X if you are interested).

Payment Bank Account

We want you to transfer the amounts due to us from you to the Payment Bank Account(1)(2) registered in our name and the following are its details:

Bank name and number	Branch name and number	Account number for payment	IBAN
Discount - 11	Yavneh 175	72536006	FLSI-0111-7500-0007-2536-006
•	All of the fields regarding the details of the bank must be completed

1) We declare that if we have a floating lien on assets of the company in favor of third-parties by whom we manage bank accounts, the bank account that we reported above shall belong to one of those third-parties.

2) We are aware that for control purposes, the payment bank account reported by us above must be identical to the bank account that we provided to the customer.

Details of Controlling Shareholders (for companies only):

☒	We are aware that when you transfer monies to us, in accordance with "The Anti-Laundering Law", in the report of the controlling shareholders of the company (as defined in The Securities Law 0 5728-1968). Following are the details of the controlling shareholders (you must chain-up the control until you reach a "human-being"):

First + last name	ID/passport number	Country	Sex	Date of birth
Gil Erez	59297770	Israel	Male	April 8, 1965
Ofer Amir	59789479	Israel	Male

☐ The account is exempt from a declaration of the controlling shareholder. The company is traded or is linked to a company traded in one of the OECD countries or the Tel Aviv Exchange (Details of the traded company: Name: _____________ Date of incorporation: ___________ Registration number:_________).

☐ There is no controlling shareholder of the company (attached is a confirmation from the company's attorney).

☐ The account is exempt from a declaration of the controlling shareholder. The reason:__________

We undertake to update you in writing as soon as possible regarding any change in the details provided above.

[stamp of L. and S. Light and Strong Ltd.

P.C. 514030741]

_________(-)______(-)_______	April 2, 2015
Signature and Stamp	Date